Exhibit 4.1

REGISTERED OWNER: ________________________________            NUMBER OF RIGHTS:

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN
THE COMPANY’S PROSPECTUS (THE “PROSPECTUS”) AND ARE INCORPORATED
HEREIN BY REFERENCE.

COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM
BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC., THE RIGHTS AGENT.

Sevcon, Inc.

Incorporated under the laws of the State of Delaware

TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Transferable Subscription Rights to Purchase Shares of Series A Convertible Preferred Stock
of Sevcon, Inc.

Subscription Price: $21.50 per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR
BEFORE 5:00 P.M., EASTERN DAYLIGHT TIME, ON SEPTEMBER 8, 2014, UNLESS EXTENDED BY SEVCON, INC.

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of transferable subscription rights (“Rights”) set forth above. Each Right entitles the holder thereof to subscribe for and purchase 0.13022 shares of Series A Convertible Preferred Stock (the “Series A Preferred”), par value $ 0.10 per share, of Sevcon, Inc., a Delaware corporation, at a subscription price of $21.50 per whole share (the “Basic Subscription Right”), in a rights offering (the “Rights Offering”) on the terms and subject to the conditions set forth in the Prospectus and the instructions accompanying this Certificate; provided that the owner may subscribe for at least one share of Series A Preferred. If any shares of Series A Preferred available for purchase in the Rights Offering are not purchased by other holders of Rights upon the exercise of their Basic Subscription Right (the “Excess Shares”), any Rights holder that exercises its Basic Subscription Right in full may subscribe for Excess Shares on the terms and conditions of the Rights Offering, subject to proration, as described in the Prospectus (the “Over-Subscription Right”). The Rights represented by this Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning payment of the full subscription price for each share of Series A Preferred in accordance with the instructions that accompany this Certificate.

This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar. Witness the seal of Sevcon, Inc. and the signatures of its duly authorized officers.

Dated:

President	Secretary

DELIVERY OPTIONS FOR TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Delivery other than in the manner or to the addresses listed below will not constitute valid delivery.

By hand or overnight courier: Broadridge Corporate Issuer Solutions, Inc. Attn: Reorganization Department 51 Mercedes Way Edgewood, NY 11717	By mail:* Broadridge Corporate Issuer Solutions, Inc. Attn: Reorganization Department P.O. Box 1317 Brentwood, NY 11717

*If your chosen delivery method is USPS Priority Mail or USPS Registered Mail, you must use the overnight courier address.

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1-EXERCISE OF TRANSFERABLE SUBSCRIPTION RIGHTS

To subscribe for shares pursuant to your Basic Subscription Right, please complete lines (a) and (c) and sign under Form 4 below. To subscribe for shares pursuant to your Over-Subscription Right, please also complete line (b) and sign under Form 4 below. To the extent you subscribe for more Shares than you are entitled under either the Basic Subscription Right or the Over-Subscription Right, you will be deemed to have elected to purchase the maximum number of shares for which you are entitled to subscribe under the Basic Subscription Right or Over-Subscription Right, as applicable.

(a)	EXERCISE OF BASIC SUBSCRIPTION RIGHT:

I apply for	shares x $21.50	= $
(no. of new shares)	(subscription price)	(amount enclosed)

(b)	EXERCISE OF OVER-SUBSCRIPTION RIGHT

If you have exercised your Basic Subscription Right in full, you may subscribe for additional shares in the Rights Offering, subject to availability and proration:

I apply for	shares x $21.50	= $
(no. of new shares)	(subscription price)	(amount enclosed)

(c)	Total Amount of Payment Enclosed = $

METHOD OF PAYMENT (CHECK ONE)

☐	Cashier’s or certified check or bank draft drawn on a U.S. bank payable to “Broadridge Corporate Issuer Solutions, as Subscription Agent for Sevcon,”

☐	U.S. postal, telegraphic or express money order, or

☐
wire transfer of immediately available funds directly to the account maintained by Broadridge Corporate Issuer Solutions, as Subscription Agent for Sevcon, for purposes of accepting subscriptions in the rights offering at Wells Fargo Bank, ABA 121000248, Account # 4124218686, account name Broadridge Corporate Issuer Solutions, as Subscription Agent for Sevcon, with reference to the rights holder’s name.

FORM 2-TRANSFER TO DESIGNATED TRANSFEREE

To transfer your subscription rights to another person, complete Form 2 and have your signature guaranteed.

FOR VALUE RECEIVED, the undersigned does/do hereby sell, assign, and transfer to:

Name of Transferee

Address of Transferee

City, State, Zip Code	Social Security Number

 _________ Rights to purchase Preferred Stock of Sevcon, Inc. represented by certificate number(s) _____________ inclusive, standing in the name of the undersigned on the books of Sevcon, Inc.

The undersigned does/do hereby irrevocably constitute and appoint Broadridge attorney to transfer the said stock(s) on the books of Sevcon, Inc., with full power of substitution in the premises.

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Certificate in every particular, without alteration or enlargement, or any other change whatsoever. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners must each sign personally.

SIGNATURE GUARANTEE

Signature of Owner

Signature of Joint Owner(s)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program (STAMP, MSP, OR SEMP) pursuant to Securities and Exchange Commission Rule 17Ad-15.

FORM 3-SIGNATURE

TO SUBSCRIBE:

I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus.

Signature of Owner

Signature of Joint Owner(s)

If you wish for the Series A Preferred issuable to you, please enter the alternate address below and have your signature guaranteed. The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program (STAMP, MSP, OR SEMP) pursuant to Securities and Exchange Commission Rule 17Ad-15.

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Certificate in every particular, without alteration or enlargement, or any other change whatsoever. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners must each sign personally.

FOR INSTRUCTIONS ON THE USE OF SEVCON, INC. TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC., THE SUBSCRIPTION AGENT, AT (855) 793-5068.